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                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE:

August 20, 2002

               UNITY BANCORP ANNOUNCES TERMINATION OF ACQUISITION

Clinton, NJ - Unity Bancorp, Inc (NASDAQ: UNTY), parent company of Unity Bank, reported that First Bank of Central Jersey (First Bank) and Unity had ended negotiations for a definitive agreement under which First Bank would have merged into Unity Bank. On June 12th, Unity and First Bank had signed a letter of intent providing for the merger. After subsequent due diligence both parties have been unable to reach a definitive agreement and all negotiations have recently ended.

"The termination of acquisition discussions with First Bank was based on a mutual difference on economic valuation," said Unity President and Chief Executive Officer, Anthony J. Feraro. "Based on our further due diligence, the terms and conditions of the original letter of intent were no longer going to assure an acquisition that was accretive to Unity's earnings."

Unity Bancorp, Inc. is a financial service organization headquartered in Clinton, New Jersey, with $410 million in assets and $367 million in deposits. Unity Bank provides financial services to retail, corporate & small business customers through its 12 retail service centers located in Hunterdon, Middlesex, Somerset and Union counties in New Jersey. For additional information about Unity visit our website at WWW.UNITYBANK.COM or call 800 618-BANK.

THIS NEWS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS, EITHER EXPRESSED OR IMPLIED, WHICH ANTICIPATES FUTURE FINANCIAL PERFORMANCE. THESE STATEMENTS INVOLVE CERTAIN RISKS, UNCERTAINTIES, ESTIMATES AND ASSUMPTIONS MADE BY MANAGEMENT, WHICH ARE SUBJECT TO FACTORS BEYOND THE COMPANY'S CONTROL AND COULD IMPEDE ITS ABILITY TO ACHIEVE THESE GOALS. THESE FACTORS INCLUDE GENERAL ECONOMIC CONDITIONS, TRENDS IN INTEREST RATES, THE ABILITY OF OUR BORROWERS TO REPAY THEIR LOANS, AND RESULTS OF REGULATORY EXAMS, AMONG OTHER FACTORS.


News Media & Financial Analyst Contact:
James A. Hughes, EVP
Chief Financial Officer
(908) 713-4306